Exhibit 99.1

Plug Reports Largest Quarterly and Annual Revenue in Company’s History

Reaffirming 2023 targets, with continued focus on strategic priorities to deliver on revenue and margin expansion

•	$701.4M Revenue in 2022 with $220.7M in Q4 — Up 40% and 36% Respectively Year-Over-Year: (28)% gross margin in 2022 versus (34)% in 2021 and (36)% gross margin in Q4 versus (54)% in 4Q21.

•	2022 Activities Built Foundation for Revenue Growth and Margin Expansion:
Plug entered into multiple green hydrogen supply agreements including Walmart, Amazon and other mobility customers, for a total sales pipeline approaching 200 tons per day (TPD). The Company successfully tested a 3MW stationary fuel cell unit with Microsoft. Plug ended the year with 2GW of backlog for the electrolyzer business. Plug was selected by New Fortress Energy for a 120MW green hydrogen plant on the Gulf Coast. We started construction on multiple green hydrogen plants in the U.S., and also began work on the 35TPD Port of Antwerp plant in Belgium.

•	Reaffirming 2023 revenue and gross margin guidance of $1.4B and 10%:

○	Revenue Drivers Include: inflection in electrolyzer sales as our gigafactory ramps to convert on 2GW backlog; growing new large scale stationary product sales with deployments of over 30MW of systems planned in 2023; delivering on recent large scale liquefier opportunities; continued growth in material handling.

○	Margin Drivers Include: commissioning green hydrogen facilities, with internal cost of production one-third of third-party vendor costs; scaling mature and new fuel cell product platforms; scaling world-class manufacturing to create substantial operating leverage; continue reliability enhancements across deployed material handling fleet, which is expected to benefit both service and PPA; realization of Inflation Reduction Act (IRA) expected to positively affects margin across business.

•	Reaffirming revenue and margin targets for 2026/2030 of $5B/$20B revenue, and 30%/35% gross margin, which represents ~50% Revenue CAGR to 2030:

The foundation established in 2022 and 2023 puts us in a position to deliver in these near- and medium-term targets. Within our energy business, we expect substantial growth from our molecule sales, and turnkey equipment (Electrolyzer, liquefier, trailers, and storage) offering to help customers meet their green hydrogen needs. In addition, our fuel cell application business is expected to see step change growth in our stationary product offering and continued expansion in our material handling business. This growth is expected to be further complemented by our JV partners across product lines. To support this anticipated growth, we continue to strengthen our global supply chain and world-class global manufacturing capabilities.

Given growth in Plug’s platforms and new product traction in recent years, Plug is updating its 2024 and 2025 outlook.

Green Hydrogen Generation Network Update

Plug is building the world’s first end-to-end green hydrogen ecosystem and remains on track to have 500TPD of green hydrogen generation network in North America by 2025 and 1,000TPD on a global basis by 2028. We remain on track to commission 200TPD by the end of 2023 as previously highlighted.

Georgia: Commissioning of liquid plant started in 2022 as planned. Essentially all of the major equipment has been installed, including transformers, power distribution control, rectifiers, Plug’s electrolyzers, liquefier, and storage. We continue to commission multiple different components on the 15TPD liquid plant. As we have previously highlighted, commissioning to full production usually takes three to six months. We are on schedule to produce liquid hydrogen by the end of March / early Q2 of 2023 at this site. We are producing green hydrogen from our gas plant in Georgia and have started high-pressure tube trailer fills for multiple customers.

Olin Joint Venture - Louisiana: Plug and Olin announced the launch of a 50/50 joint venture (JV), named Hidrogenii, to begin construction of a 15TPD hydrogen plant in Louisiana. We expect to have major equipment, including compressors and liquefiers on site in Q2 2023 to start commissioning. We are targeting production from this plant by the end of Q3 2023. We are also in discussions with Olin to expand beyond Louisiana into additional locations.

Tennessee: We are continuing to evaluate additional land options and working to secure power needs to get 5TPD of additional gaseous hydrogen generation. We have been producing 10TPD of liquid hydrogen at this site since 2021.

New York: We continue to make progress on our green hydrogen plant in Alabama, New York with capacity of 60 to 75TPD. We expect to have the majority of equipment installed on site by year-end and start commissioning work. Permits related to the substation have been in place, and we are collaborating with NYPA and National Grid to energize the substation in the second half of 2023. The plant will use Plug’s electrolyzers as well as liquefiers. We are targeting full production three to six months after commissioning in the first half of 2024.

Texas: The 45TPD plant in Texas broke ground in Q4 2022. All permits are in place, and the plant will utilize Plug electrolyzers and liquefiers. The 345MW wind farm that will power this plant is already operational and we are on track to start commissioning this plant in Q4 of this year, with liquid hydrogen production expected in the first half of 2024.

Other Projects: As we have previously highlighted, Plug is evaluating multiple sites for hydrogen production, leveraging existing feed gas. These sites, similar to the Olin JV plant, have shorter construction timelines. We have also secured some major long lead time items that can support 45TPD of hydrogen generation. We expect to have further updates in the first half of the year.

Electrolyzer Solutions Business:

Converting Substantial Pipeline into Revenue

Plug’s near-term pipeline for electrolyzer stands at more than 2GW, with an opportunity funnel of more than $30B. Plug’s 5MW containerized turnkey green hydrogen solution has seen significant near-term demand following the passage of the IRA, with more than 30 units ordered within six months of launching the product. Standardization of containerized solutions provides our customers with a short lead time, cost-efficiency, and makes production of green hydrogen easy to decarbonize in multiple applications.

The substantial sales funnel represents multiple end-market applications with green ammonia representing around 50%, followed by eMethanol and power-to-gas. Development activities for mega green hydrogen plants, up to and above 1GW, has seen significant acceleration in recent months following the passage of the hydrogen production tax credit. We remain focused on turning this funnel into a firm backlog, working with our customers, and leveraging all the learnings from our own plants and products.

Fuel Cell Stationary Application: $350B TAM in the U.S.

Plug has been focused on large-scale stationary products that can be used in multiple applications, such as back-up power, green electric vehicle (EV) charging, and prime power, with more than 30MW planned for deployment in 2023.

A substantial near-term application for Plug’s stationary power solution and associated hydrogen storage infrastructure is in battery EV charging, where grid infrastructure cannot handle additional power demand. We believe one of the largest market opportunities will be in utility scale grid support to be used as both prime power and peaker plants. By 2025 our JV with SK Group, called SK Plug Hyverse, expects to have 400MW of stationary products deployed in South Korea.

Finally, with a 1MW stationary unit running continuous power using 1.4TPD of hydrogen, we see significant demand pull for our green hydrogen in this application. This application represents a significant portfolio sale opportunity to include infrastructure solutions, and green hydrogen supply — all of which expects to lead to significant revenue, cash flow, and margin in coming years.

Material Handling Continues Expansion with Growing Customers and Recurring Revenue

Plug expects to add 80 new material handling sites in 2023, including eight new sites in Europe. We are also targeting to add four new pedestal accounts - three of which are in North American and one in Europe.

Plug’s material handling total available market has grown by 1 million forklifts through the deployment of the Company’s new lower cost hydrogen solution, which provides a strong economic proposition to those medium-sized material handling fleets. Our growing installed base is creating a stream of compounding recurring revenue as customers replace GenDrive units at the end of five to six-year contracts and sign into multi-year service and fuel agreements. This recurring revenue was 33% higher year-over-year in 2022. Plug is driving continued cost reductions through new designs and manufacturing scale, while reliability investments continue to drive enhanced performance. As an example, one of the recent enhancements to one of the key products has reduced annual part consumption for maintenance by as much as 80%.

Plug has Positioned Itself as a Leader in Cryogenic Equipment — Opening Multi-Billion-Dollar Opportunity

Plug enters 2023 with a significant backlog in hydrogen liquefaction orders, establishing Plug as a major player in the space. The Plug liquefaction system has one of the most energy-efficient designs on the market, utilizing hydrogen as the refrigerant in the main liquefaction cycle. In the last three months we have announced:

•	An order from Nikola for a 30TPD system for the first phase of its Arizona hydrogen hub with a potential to scale up to 150TPD

•	An order from TC Energy for two 30TPD hydrogen liquefaction systems to serve planned blue and green hydrogen facilities in North America

Commercializing Plug’s leading liquefier technology has strengthened our ability to offer a complete turnkey solution for our customers, as this complements our electrolyzer offering with hydrogen trailers and on-site hydrogen storage equipment.

Plug Europe: Building a Hydrogen Ecosystem and Accelerating Adoption

Momentum in Europe continues with key activities positioning Plug as a leader in turnkey green hydrogen solutions in the E.U.

Key activities include:

•	Actively developing three mid to large-scale projects as a part of our JV in Spain and Portugal, called ACCIONAPLUG. The JV announced the site of its first industrial-scale, green hydrogen production plant in Navarra, Spain. The 25MW plant, powered by a hybrid wind and solar farm, will be one of the largest hydrogen plants commissioned in Europe at the time. This has been declared a project of regional interest by the government of Navarra. Commissioning is planned for the second half of 2024.

•	Evaluating multiple locations with low-cost renewable electricity to produce green hydrogen and transport to demand centers to help support decarbonization of the E.U.

•	Continuing progress at the Port of Antwerp, the second largest port in Europe, on Plug’s 35TPD green hydrogen plant. We already have inbound interest for more than five times the capacity of the plant before having broken ground.

•	We have expanded in our material handling business with some of the largest retailers in Europe, including Lidl and ASDA. We are looking to deploy Plug’s first stationary power product in the E.U. with an existing pedestal customer in 2023.

•	Our 50/50 JV with Renault, HYVIA, was confirmed as one of the projects selected in the Important Project of European Common Interest (IPCEI) and has been awarded ~$250M from IPCEI. The JV expects to ship up to 800 FCEV-LCV’s to customers in 2023. The JV targets 30% of the zero-emission LCV market in the EU, representing 100,000 Hyvia vehicles sold in 2030.

Building World-Class Global Manufacturing and Supply Chains

Plug continues to expand our world-class manufacturing and supply chains to support current demand and anticipated growth, all while focused on driving costs down.

Innovation Center and Gigafactory in Rochester, NY: We continue to ramp up our gigafactory towards a target annual run rate of 2.5GW of total capacity and 1.5GW of electrolyzer capacity. The factory design and further system automation are focused on higher quality, lower cost, and increased throughput. Plug continues to scale our manufacturing at the gigafactory and is on track to reach our 100MW per month target for electrolyzers by mid-Q2 this year.

Plug Gigafactory: Rochester, NY

Vista Fuel Cell Manufacturing Facility in Slingerlands, NY: Plug began manufacturing GenDrive units at Vista in Q4 last year and is nearing completion on the balance of the facility. In 2023, we expect to finish the production line for our stationary product at this facility. Advanced automation is expected to allow for increased scale and efficiency for the assembly of our entire fuel cell product line. Plug broke ground on the Vista campus in March of 2022 and began manufacturing at commercial scale in the 407,000-square-feet facility just nine months later.

Plug VISTA facility: Slingerlands, NY

Supply Chain Update: We have mitigated many of the broader supply chain issues that were bottlenecks for electrolyzer and fuel cell systems in the second half of 2022 with our multi-sourcing strategy and expansion of strategic partnerships.

Partnership with Johnson Matthey to Build World’s Largest Catalyst Coated Membranes Manufacturing Facility Strengthens Plug’s Supply Chain and Will Help Meet Growing Demand

Plug entered into a long-term strategic partnership with Johnson Matthey (JM), a company that shares our same ambitions to build the green hydrogen economy and possesses complementary core capabilities. JM has agreed to become an important strategic supplier of MEA components, providing a substantial portion of Plug’s demand for catalysts, membranes, and catalyst coated membranes (CCMs).

Importantly, JM brings security of supply of precious metals, and unique recycling capabilities. As the largest secondary platinum group metal (PGM) refiner and recycler in the world, JM is a key partner as we seek to rapidly scale the supply chain for fuel cells. Vertical integration through a partnership with a world leader in PEM MEAs will ensure continuity of supply, lower per unit costs, and de-risk our commercial activities.

The partnership has a goal to jointly develop next generations of membranes for fuel cell products. The partnership will focus on developing fuel cells with higher power density, allowing for a more cost, size, and resource efficient designs. To achieve this goal, Plug and JM will co-invest in what is expected to be the largest (5GW scaling to 10GW over time) CCM manufacturing facility in the world. The facility will be built in the United States and likely begin production in 2025.

Advancing Business Activities with Plug’s Sustainability Goals in Mind

Plug is dedicated to sustainability solutions that can contribute to the efficient utilization of resources that will help customers, governments, and investors globally creating a positive impact as we build out the green hydrogen economy. Plug’s 2022 ESG report is on track to be released in Spring 2023.

Summary of Fourth Quarter Financials:

Revenue was $221M in the quarter, compared to $162M for the fourth quarter of 2021. Overall, the Company’s gross margin for the fourth quarter of 2022 was negative 36% compared to negative 54% in the fourth quarter of 2021, reflecting improvement year over year. Gross margin in the fuel cell systems and related infrastructure was 10% in the fourth quarter of 2022, compared to 17% in the fourth quarter of 2021. This line item now consists of a blended margin from both more mature fuel cell applications for the material handling business, as well as rapidly scaling new product lines including electrolyzers, on road mobility, and stationary power. Given supply chain issues, new product scaling, and new manufacturing facility ramping, the Company experienced higher than average scrap, and unfavorable absorption costs in the quarter. In addition, some of these issues impacted the timing and scaling of certain reliability investments in the deployed base which resulted in higher-than-average service loss contract accruals. A number of these issues have been mitigated as we have worked through multi sourcing strategies, completing the new manufacturing scaling, and working with customers to accelerate certain reliability investments. We expect to see continual margin enhancement over the course of 2023 as these mitigation/improvement strategies play out.

In addition, fuel margin remained under pressure due to increased hydrogen molecule cost associated with historically higher natural gas prices and continued supplier disruptions. Prices paid for third party hydrogen was up 8% sequentially in the fourth quarter of 2022 but is seeing a crest point due to the reversal of natural gas prices which are currently down over 75% from the June 2022 highs. As a result, we are seeing a decrease of 15% for the prices paid for the bulk of our third-party hydrogen in the first quarter of 2023 and expect this downward trend to continue in the balance of the year if natural gas continues to drop. This dynamic, along with our green hydrogen plant commissioning, gives us increasing confidence to exit 2023 with break-even margins in the fuel segment.

Delivering on our growth objectives and margin expansion Remains Key Corporate Focus

Plug remains focused on building a global green hydrogen ecosystem and delivering on its growth objectives, margin expansion and path to profitability. We look forward to updating you all on our next call.

Conference Call Information

A conference call will be held today, March 1, 2023.

Join the call:

•	Date: March 1, 2023

•	Time: 4:30 pm ET

•	Toll-free: 877-407-9221 / +1 201-689-8597

•	Direct webcast: https://event.webcasts.com/starthere.jsp?ei=1599574&tp_key=9ef88f116c

The webcast can also be accessed directly from the Plug homepage (www.plugpower.com). A playback of the call will be available online for a period of time following the call.

About Plug

Plug is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell (HFC) turnkey solutions. The Company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while providing efficiency gains and meeting sustainability goals. Plug created the first commercially viable market for hydrogen fuel cell (HFC) technology. As a result, the Company has deployed more than 60,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs.

Plug’s vertically integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, The Southern Company, Carrefour, and Walmart. The Company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers.
Source: Plug Power, Inc.

Cautionary Note on Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("Plug"), including but not limited to statements about: Plug's expectations regarding the success of its anticipated revenue drivers, including electrolyzer sales, stationary product sales, liquefier opportunities, and growth in material handling, in producing expected growth; Plug's expectations regarding the success of its anticipated margin drivers, including commissioning of green hydrogen facilities, scaling of fuel cell product platforms, scaling manufacturing, material handling reliability enhancements, and impacts from the Inflation Reduction Act, in increasing Plug’s expected margins; the effect of revenue and gross margin targets on revenue compound annual growth rate, if realized; the expected benefits of the Inflation Reduction Act, including the related tax credits; expected growth in molecule sales, turnkey equipment sales and stationary product offerings; the ability of joint venture partners to complement Plug’s growth; Plug’s ability to strengthen its supply chain; Plug’s expected sales and gross margin targets; Plug’s ability to produce outputs of 200 TPD of green hydrogen in North America by the end of 2023, 500 TPD in North America by 2025 and 1,000 TPD on a global basis by 2028; the timing of the development of green network projects (including the plants in Georgia, Louisiana, Tennessee, New York and Texas); Plug’s ability to generate liquid hydrogen at its Georgia facility and the expected timing thereof; targeted dates of commissioning and production at Plug’s facilities, including its Olin, New York, and Texas facilities; the expected total addressable market for 2023; the amount of energy to be provided by large scale stationary products in 2023; the market opportunities and anticipated financial benefits of Plug’s stationary power solution and the success of such uses with SK Plug Hyverse; the benefits of 1MW stationary units running continuous power; the expected number of new material handling sites; the expected number of new pedestal accounts; the ability to fill orders recently announced by Plug; the success of mid-to-large scale projects being developed in the E.U.; the viability of low-cost renewable electricity projects in the E.U.; continued progress at the Port of Antwerp; the ability to deploy the first stationary power product in the E.U.; the expected sales of HYVIA; the growth of the Innovation Center and Gigafactory in New York and the ability to meet production targets for that center; the timing of completion of Plug’s Slingerlands, New York facility; the anticipated success and benefits of Plug’s partnership with Johnson Matthey; expected margin enhancement in 2023 as a result of mitigation and improvement strategies; predictions surrounding natural gas prices and hydrogen molecule costs; and Plug’s 2023, 2024, 2025, 2026, and 2030 expected revenue targets and growth. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. We disclaim any obligation to update forward-looking statements except as may be required by law.

Plug Investor Contact
Roberto Friedlander
investors@plugpower.com

Plug Media Contact
Caitlin Coffee
Allison+Partners
PlugPR@allisonpr.com

Plug Power Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$690,630	$2,481,269
Restricted cash	158,958	118,633
Available-for-sale securities, at fair value (amortized cost $1,355,614 and allowance for credit losses of $0 at December 31, 2022 and amortized cost $1,242,933 and allowance for credit losses of $0 at December 31, 2021)	1,332,943	1,240,265
Equity securities	134,836	147,995
Accounts receivable	129,450	92,675
Inventory	645,636	269,163
Contract assets	62,456	38,637
Prepaid expenses and other current assets	150,389	59,888
Total current assets	3,305,298	4,448,525

Restricted cash	699,756	532,292
Property, plant and equipment, net	719,793	255,623
Right of use assets related to finance leases, net	53,742	32,494
Right of use assets related to operating leases, net	360,287	212,537
Equipment related to power purchase agreements and fuel delivered to customers, net	89,293	72,902
Contract assets	41,831	120
Goodwill	248,607	220,436
Intangible assets, net	207,725	158,208
Investments in non-consolidated entities and non-marketable equity securities	31,250	12,892
Other assets	6,694	4,047
Total assets	$5,764,276	$5,950,076

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$191,895	$92,307
Accrued expenses	156,430	79,237
Deferred revenue and other contract liabilities	131,813	116,377
Operating lease liabilities	48,861	30,822
Finance lease liabilities	8,149	4,718
Finance obligations	58,925	42,040
Current portion of long-term debt	5,142	15,252
Contingent consideration, loss accrual for service contracts, and other current liabilities	34,060	39,800
Total current liabilities	635,275	420,553

Deferred revenue and other contract liabilities	98,085	66,713
Operating lease liabilities	271,504	175,635
Finance lease liabilities	37,988	24,611
Finance obligations	270,315	211,644
Convertible senior notes, net	193,919	192,633
Long-term debt	3,925	112,794
Contingent consideration, loss accrual for service contracts, and other liabilities	193,051	139,797
Total liabilities	1,704,062	1,344,380

Stockholders’ equity:
Common stock, $0.01 par value per share; 1,500,000,000 shares authorized; Issued (including shares in treasury): 608,421,785 at December 31, 2022 and 594,729,610 at December 31, 2021	6,084	5,947
Additional paid-in capital	7,297,306	7,070,710
Accumulated other comprehensive loss	(26,004)	(1,532)
Accumulated deficit	(3,120,911)	(2,396,903)
Less common stock in treasury: 18,076,127 at December 31, 2022 and 17,074,710 at December 31, 2021	(96,261)	(72,526)
Total stockholders’ equity	4,060,214	4,605,696
Total liabilities and stockholders’ equity	$5,764,276	$5,950,076

Plug Power Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Year Ended
	December 31,
	2022	2021	2020
Net revenue:
Sales of fuel cell systems, related infrastructure and equipment	$558,932	$392,777	$(94,295)
Services performed on fuel cell systems and related infrastructure	35,280	26,706	(9,801)
Power purchase agreements	47,183	35,153	26,620
Fuel delivered to customers and related equipment	57,196	46,917	(16,072)
Other	2,849	789	311
Net revenue	701,440	502,342	(93,237)
Cost of revenue:
Sales of fuel cell systems, related infrastructure and equipment	468,057	307,157	171,404
Services performed on fuel cell systems and related infrastructure	59,365	63,729	42,524
Provision for loss contracts related to service	26,801	71,988	35,473
Power purchase agreements	144,696	102,417	64,640
Fuel delivered to customers and related equipment	194,255	127,196	61,815
Other	2,622	1,165	323
Total cost of revenue	895,796	673,652	376,179

Gross loss	(194,356)	(171,310)	(469,416)

Operating expenses:
Research and development	99,579	64,762	27,848
Selling, general and administrative	363,929	179,852	79,348
Impairment of long-lived assets	5,218	10,224	6,430
Change in fair value of contingent consideration	16,468	11,176	1,160
Total operating expenses	485,194	266,014	114,786

Operating loss	(679,550)	(437,324)	(584,202)

Interest income	37,259	4,040	765
Interest expense	(39,037)	(43,225)	(60,510)
Other expense, net	(2,303)	(765)	(739)
Realized loss on investments, net	(1,395)	(81)	—
Change in fair value of equity securities	(18,159)	6,738	—
Gain/(loss) on extinguishment of debt	(986)	—	17,686
Loss on equity method investments	(20,166)	(5,704)	—
Other gain	1,168	159	—

Loss before income taxes	(723,169)	(476,162)	(627,000)

Income tax expense/(benefit)	839	(16,197)	(30,845)

Net loss attributable to the Company	$(724,008)	$(459,965)	$(596,155)

Preferred stock dividends declared	—	—	(26)

Net loss attributable to common stockholders	$(724,008)	$(459,965)	$(596,181)

Net loss per share:
Basic and diluted	$(1.25)	$(0.82)	(1.68)

Weighted average number of common stock outstanding	579,716,708	558,182,177	354,790,106

Plug Power Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(In thousands)

	Year ended December 31,
	2022	2021	2020
Operating activities
Net loss	$(724,008)	$(459,965)	$(596,155)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of long-lived assets	30,402	20,900	14,434
Amortization of intangible assets	21,195	2,469	1,135
Stock-based compensation	179,627	76,470	17,135
(Gain)/loss on extinguishment of debt	986	-	(17,686)
Amortization of debt issuance costs and discount on convertible senior notes	2,710	3,018	17,061
Provision for common stock warrants recorded as a reduction to revenue	12,683	6,566	425,047
Deferred income tax expense (benefit)	170	(16,197)	(30,845)
Impairment of long-lived assets	5,218	10,224	6,430
(Benefit)/loss on service contracts	(8,645)	63,124	33,125
Fair value adjustment to contingent consideration	16,468	11,176	(1,160)
Net realized loss on investments	1,395	81	-
Amortization of premium on available-for-sale securities	990	9,232	-
Lease origination costs	(8,815)	(10,410)	-
Provision for bad debts and other assets	-	-	700
Loss on disposal of assets	268	-	-
Change in fair value for equity securities	18,159	(6,738)	-
Loss on equity method investments	20,166	5,704	-
Changes in operating assets and liabilities that provide (use) cash:	-	-	-
Accounts receivable	(30,920)	(27,601)	(15,701)
Inventory	(363,709)	(98,791)	(63,389)
Contract assets	(39,515)	(10,608)	-
Prepaid expenses and other assets	(92,521)	(32,392)	(18,401)
Accounts payable, accrued expenses, and other liabilities	88,458	24,908	51,880
Deferred revenue and other contract liabilities	40,615	70,654	20,914
Net cash used in operating activities	(828,623)	(358,176)	(155,476)

Investing activities
Purchases of property, plant and equipment	(436,610)	(172,166)	(22,526)
Purchase of intangible assets	-	(928)	(1,957)
Purchases of equipment related to power purchase agreements and equipment related to fuel delivered to customers	(27,263)	(20,172)	(25,738)
Purchase of available-for-sale securities	(838,622)	(3,159,372)	-
Proceeds from sales of available-for-sale securities	475,676	778,038	-
Proceeds from maturities of available-for-sale securities	247,879	1,129,088	-
Purchase of equity securities	(5,000)	(169,793)	-
Proceeds from sales of equity securities	-	28,536	-
Net cash paid for acquisitions	(56,906)	(136,526)	(45,113)
Cash paid for non-consolidated entities and non-marketable equity securities	(38,524)	(17,596)	-
Net cash used in investing activities	(679,370)	(1,740,891)	(95,334)

Financing activities
Proceeds from exercise of warrants, net of transaction costs	-	15,445	-
Payments of contingent consideration	(2,667)	(1,541)	-
Proceeds from public and private offerings, net of transaction costs	-	3,587,833	1,271,714
Payments of tax withholding on behalf of employees for net stock settlement of stock-based compensation	(23,735)	(32,092)	-
Proceeds from exercise of stock options	2,301	7,520	32,023
Proceeds from issuance of convertible senior notes, net	-	-	205,098
Repurchase of convertible senior notes	-	-	(90,238)
Purchase of capped calls and common stock forward	-	-	(16,253)
Proceeds from long-term debt, net	-	-	99,000
Proceeds from the termination of capped calls	-	-	24,158
Principal payments on long-term debt	(121,389)	(48,681)	(48,020)
Proceeds from finance obligations	122,886	108,925	65,259
Principal repayments of finance obligations and finance leases	(54,853)	(39,630)	(27,212)
Net cash (used in) provided by financing activities	(77,457)	3,597,779	1,515,529
Effect of exchange rate changes on cash	2,600	(802)	65
(Decrease)/increase in cash and cash equivalents	(1,790,639)	1,168,865	1,172,908
Increase in restricted cash	207,789	329,045	91,876
Cash, cash equivalents, and restricted cash beginning of period	3,132,194	1,634,284	369,500
Cash, cash equivalents, and restricted cash end of period	$1,549,344	$3,132,194	$1,634,284

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